Exhibit 16.1

August 23, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01(a) of Form 8-K dated August 23, 2013, of Telik, Inc. and are in agreement with the statements contained in the first, second, third and fourth paragraphs on page 2 therein.

/s/ Ernst & Young LLP